UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
February 17, 2009
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-16411 (Commission File Number)	No. 95-4840775 (I.R.S. Employer Identification Number)
1840 Century Park East, Los Angeles, California 90067
www.northropgrumman.com
(Address of principal executive offices and internet site)
(310) 553-6262
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)	Compensatory Arrangements of Certain Officers
On February 17, 2009, the Compensation Committee of the Board of Directors of Northrop Grumman Corporation (the “Company”) took the actions described below with regard to the compensation of the Company’s Named Executive Officers, with the exception of the Chairman and Chief Executive Officer; and on February 18, 2009 the Independent Members of the Board of Directors took the actions described below with regard to the Chairman and Chief Executive Officer:
     (a) The base salaries for the Named Executive Officers are unchanged from the base salaries for 2008. The Chairman and CEO requested, and the Independent Directors approved that his base salary not be increased for 2009. The Compensation Committee approved cash bonus compensation for performance in 2008 as follows:

		Cash Bonus
Name	Position	Compensation
RONALD D. SUGAR	Chairman and Chief Executive Officer	$2,775,500
WESLEY G. BUSH	President and Chief Operating Officer	$1,197,000
JAMES F. PALMER	Corporate Vice President and Chief Financial Officer	$816,000
JAMES F. PITTS	Corporate Vice President and President, Electronic Systems	$630,000
W. BURKS TERRY(1)	Former Corporate Vice President and General Counsel	$688,050
JAMES R. O’NEILL(2)	Former Corporate Vice President and President, Information Technology	$180,277

Footnotes:

(1)	Retired on December 31, 2008.
(2)	Employment terminated on May 1, 2008.
     (b) Approved the 2009 goals under the Annual Incentive Plan (the “AIP”). Under the AIP, participants with the exception of the CEO, will earn cash bonus compensation based upon the Company Performance Factor (the “CPF”) and their Individual Performance Factor (IPF) of 0 — 125%. The CEO AIP bonus will be determined solely on the CPF. Each participant’s target award is based on a percentage of base salary, and awards are paid in the year following the performance period. The 2009 measures for the AIP are based on new business awards, sales, operating margin before net FAS/CAS pension expense, and free cash flow before voluntary pension prefunding. Target percentages for 2009 are unchanged and are as follows: Dr. Sugar — 140%, Mr. Bush — 90%, Mr. Palmer — 75%, and Mr. Pitts — 75%.
The Compensation Committee also approved changing one of the metrics for the Restricted Performance Stock Rights with a performance period of 2009-2011 from cumulative operating margin to operating margin rate.
At this meeting the Committee also approved the elimination of tax gross up payments for personal use of the Company plane and other perquisites available to the executive officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)
By:	/s/ Joseph F. Coyne, Jr.
Joseph F. Coyne, Jr.
Corporate Vice President, Deputy General Counsel and Secretary

Date: February 23, 2009

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